EXHIBIT 10.15

                                    AMENDMENT
                                       TO
                                LOCK-UP AGREEMENT
                             (Principal Stockholder)

         This Amendment to Lock-Up Agreement (the "Amendment") is made and entered as of _____________, 1999, by and among TRAVELNSTORE.COM, INC., a California corporation (the "Company"), and _____________ (the "Stockholder") with reference to the following facts.

         A. Stockholder is a principal stockholder in the Company and is not an officer or employee of the Company.

         B. The Company has filed a Registration Statement on Form SB-2 (Registration No. 333-78443) (the "Registration Statement") covering the offer and sale of up to 1,000,000 shares of its Common Stock (the "Offering).

         C. Previously the parties have entered into a Lock-Up Agreement (the Original Agreement") pursuant to which Stockholder agreed to certain restrictions on his ability to transfer shares of common stock of the Company during the periods specified in the Original Agreement.

         D. The Company proposes to amend the Original Agreement to permit certain transfer to charity that otherwise might have been precluded by the Original Agreement.

         E. The parties agree that it is important to the success of the Offering that Stockholder agree to the restrictions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and other valuable consideration, Stockholder hereby agrees for the benefit of the Company as follows:

1. Amendment of Section 3. Section 3 of the original Agreement is hereby amended by adding the following as new Subsection 3.4, which Subsection 3.4 shall read in its entirety as follows.

                  3.4 Transfers to Charity. Notwithstanding anything in this Agreement to the contrary, during the first two (2) years of the term of this Agreement, Stockholder may transfer to one or more Charities during any calendar quarter an aggregate number of shares equal to a number of shares up to 2.5% of the Shares beneficially owned by Stockholder as of the effective date of the Registration Statement. No transfer to a charity shall be effective unless the Stockholder provides the Company both (a), not less than 30 nor more than 60 days prior to the date of the proposed donative transfer, written notice of the proposed donative transfer and (b), promptly after the effective of the donative transfer, written notice of the effective date of the donative transfer. For purposes of this Section:

                           3.4.1 the term "Charities" means and includes a tax-exempt educational, religious or charitable organization, as those terms are defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; and

                           3.4.2 the term "donative transfer" means any transfer made for donative purposes or without the payment to or receipt by or on behalf of Stockholder of any cash, property or other consideration. For purposes of this Section, Stockholder's receipt of or eligibility for a deduction, credit or similar allowance for federal or state income tax or estate tax purposes as a result of the transfer shall not be deemed to be the receipt of consideration. In addition, a transfer of Shares to a charitable remainder trust or similar entity through which the Charity receives a remainder beneficial interest in the Shares shall be deemed to be a "donative transfer" even though the Stockholder has the right to receive an annual distribution from the trust or other entity.

2. Continuation. Except as specifically amended by the terms and provisions of this Amendment, all of the terms and provisions of the Original Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF the parties have entered into this Amendment to Lock-Up Agreement as of the day and year first above written.

        "COMPANY"                                      "STOCKHOLDER"

TRAVELNSTORE.COM, INC.,
a California Corporation

By:_______________________________                   ___________________________
   Jim B. Tyner, Chief Executive Officer